Exhibit 10.4

AMENDMENT TO THE

MBIA INC. 2005 OMNIBUS INCENTIVE PLAN

This AMENDMENT to the MBIA INC. 2005 OMNIBUS INCENTIVE PLAN (the “Plan”), is hereby adopted by MBIA Inc., effective as of May 2, 2013. Capitalized terms used, but not defined, herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, the Plan was established to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance;

WHEREAS, Section 10 of the Plan authorizes the Committee to amend the Plan;

NOW, THEREFORE, the Plan shall be amended, effective as of the date hereof, as follows:

1. Section 11 of the Plan is hereby amended to add a new Section 11(o) at the end thereof, to read as follows:

(o) Compliance with Company Policies. In addition to any limitations, constrains or restrictions on awards applicable under Section11(g), the granting and exercising of Awards hereunder and any obligations of the Company under the Plan, shall be subject to the Participant’s acceptance of and compliance with any policy that requires the Participant to return or otherwise disgorge all or any portion of the benefit associated with an Award granted hereunder or other compensation payable in respect of such Participant’s services due to a restatement of the Company’s financial statements. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or take any other action that it shall deem necessary or appropriate to assure the Participant’s acceptance of and compliance with such policy or to rectify any failure to comply with such policy. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) by reason of any action taken in accordance with this Section 11(o).

IN WITNESS WHEREOF, a duly authorized officer of MBIA Inc. has caused this Amendment to the Plan, to be executed as the date written above.

MBIA INC.

By:	/s/ Ram D. Wertheim
Its:	Executive Vice President, Chief Legal Officer and Secretary